Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE July 27, 2023

McGrath Announces Results for Second Quarter 2023

Livermore, CA - July 27, 2023 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended June 30, 2023 of $203.0 million, an increase of 32%, compared to the second quarter of 2022. The Company reported net income from continuing operations of $28.0 million, or $1.14 per diluted share, for the second quarter of 2023, compared to net income from continuing operations of $23.5 million, or $0.96 per diluted share, for the second quarter of 2022.

SECOND QUARTER 2023 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 24% to $117.8 million.
•
Total revenues increased 32% to $203.0 million.
•
Adjusted EBITDA1 increased 33% to $77.0 million.
•
Dividend rate of $0.465 per share for the second quarter of 2023. On an annualized basis, this dividend represents a 2.0% yield on the July 26, 2023 close price of $92.16 per share.

Joe Hanna, President and CEO of McGrath, made the following comments regarding these results and future expectations:

“We were very pleased with our second quarter results. Our 24% increase in companywide rental revenues was driven by strong modular segment performance. Modular rental revenues grew 37%, with over half of the growth attributable to our Vesta Modular and several smaller Portable Storage acquisitions completed earlier this year. Before acquisitions, the modular segment rental revenues grew organically by a robust 14%.

Our modular business saw broad based rental strength across commercial, education and portable storage customer bases. Overall demand conditions continued to be positive. Our initiatives to grow modular sales also showed progress as sales revenues increased by 59% compared to a year ago. Consistent with our growth objectives, we increased our portable storage geographic coverage with the acquisitions of Dixie Storage and Inland Leasing and Storage.

TRS-RenTelco experienced continued softness in semiconductor related demand, resulting in lower general purpose rentals during the quarter, while communications rentals were flat, compared to a year ago. Rental revenues at TRS-RenTelco decreased by 4%.

We are continuing to make good progress with the strategic transformation of McGrath’s business portfolio. The Adler divestiture will be fully completed at the end of July, which has been a substantial undertaking for the McGrath team through the first half of the year. Concurrently, we have been making good progress with the Vesta integration. I am very pleased with the team collaboration and commercial successes that we have seen in the last few months.

Our first half accomplishments have been significant, and we look forward to building on that momentum in the second half of the year. I am excited by the range of long-term growth opportunities for McGrath.”

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended June 30, 2023 to the quarter ended June 30, 2022 unless otherwise indicated.

Mobile Modular

For the second quarter of 2023, the Company’s Mobile Modular division reported Adjusted EBITDA of $56.8 million, an increase of $21.1 million, or 59%.

•
Rental revenues increased 37% to $89.3 million, depreciation expense increased 33% to $10.3 million and other direct costs increased 4% to $25.1 million, which resulted in an increase in gross profit on rental revenues of 63% to $53.9 million. Vesta Modular contributed $13.9 million and $8.9 million in rental revenues and gross profit during the quarter, respectively.
•
Rental related services revenues increased 56% to $33.2 million, primarily attributable to higher delivery and pick up activities for both modular buildings and portable storage containers, with associated gross profit increasing 65% to $10.1 million. Vesta Modular contributed $4.6 million and $1.7 million in rental related services revenues and gross profit during the quarter, respectively.
•
Sales revenues increased 59% to $39.4 million, primarily from higher new equipment sales. Gross margin on sales was 31% compared to 41% in 2022, resulting in a 21% increase in gross profit on sales revenues to $12.2 million. Vesta Modular contributed $11.2 million and $2.8 million in sales revenues and gross profit during the quarter, respectively.
•
Selling and administrative expenses increased $12.5 million to $38.3 million. The addition of Vesta Modular increased selling and administrative expenses by $6.6 million, which included $1.2 million higher amortization of intangibles. In addition, allocated corporate expenses increased $2.8 million.

TRS-RenTelco

For the second quarter of 2023, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $21.5 million, a decrease of 3%, when compared to the same quarter in 2022.

•
Rental revenues decreased 4% to $28.6 million, with depreciation expense and other direct costs comparable to the previous period, resulting in a 10% decrease in gross profit on rental revenues to $10.8 million. The rental revenue decrease was the result of lower average rental equipment on rent compared to the prior year, partly offset by higher average monthly rental rates.
•
Sales revenues increased 17% to $7.5 million and gross profit on sales revenues increased 12% to $4.1 million.
•
Selling and administrative expenses increased $0.5 million, or 8%, to $7.1 million, primarily due to higher allocated corporate expenses.

financial outlook:

Based upon the Company's year-to-date results and current outlook for the remainder of the year, the Company is revising its financial outlook. For the full-year 2023, the Company expects:

		Previous (Continuing Operations)	Current (Continuing Operations)
•	Total revenue:	$790 to $820 million	$805 to $830 million
•	Adjusted EBITDA[1,2]:	$300 to $315 million	$306 to $320 million
•	Gross rental equipment capital expenditures:	$190 to $210 million	$190 to $200 million

1.
Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release. Adjusted EBITDA from continuing operations for the quarter ended June 30, 2023, excludes the income from discontinued operations from the divestiture of Adler Tanks.
2.
Information reconciling forward-looking Adjusted EBITDA to the comparable GAAP financial measures is unavailable to the Company without unreasonable effort because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Therefore, no reconciliation to the most comparable GAAP measures is provided. The Company provides Adjusted EBITDA guidance because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted in the reconciliation of actual Adjusted EBITDA to the most directly comparable GAAP measures at the end of this release.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of June 29, 2023, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on July 27, 2023 to discuss the second quarter 2023 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-3413 (in the U.S.), or 1-402-220-7236 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. In particular, Mr. Hanna’s statements about (i) the overall demand conditions, (ii) the progress with the strategic transformation of McGrath's business portfolio (iii) success with the integration of Vesta and additional business opportunities stemming from the acquisition, (iv) the outlook on future opportunities and the overall growth across the business, and (v) statements regarding the full year 2023 in the “Financial Outlook” section, are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: health of the education and commercial markets in our modular building division; unforeseen liabilities and integration challenges associated with the Vesta, Brekke Storage, Dixie Storage and Inland Storage acquisitions; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues
Rental	$117,840	$94,667	$228,087	$184,717
Rental related services	33,857	22,046	60,989	41,078
Rental operations	151,697	116,713	289,076	225,795
Sales	47,801	35,870	71,461	51,089
Other	3,532	785	6,211	1,537
Total revenues	203,030	153,368	366,748	278,421
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	22,597	20,082	44,430	39,944
Rental related services	23,825	15,780	43,093	29,540
Other	30,560	29,516	61,695	54,370
Total direct costs of rental operations	76,982	65,378	149,218	123,854
Costs of sales	31,438	21,034	45,553	29,576
Total costs of revenues	108,420	86,412	194,771	153,430
Gross profit	94,610	66,956	171,977	124,991
Selling and administrative expenses	47,026	33,809	104,524	66,414
Income from operations	47,584	33,147	67,453	58,577
Other (expense) income:
Interest expense	(9,945)	(2,426)	(17,409)	(4,702)
Foreign currency exchange (loss) gain	(18)	(181)	208	(168)
Income from continuing operations before provision for income taxes	37,621	30,540	50,252	53,707
Provision for income taxes from continuing operations	9,669	6,996	10,782	12,505
Income from continuing operations	27,952	23,544	39,470	41,202

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	3,327	1,709	4,715
Provision for income taxes from discontinued operations	—	734	453	987
Gain on sale of discontinued operations, net of tax	2,630	—	61,513	—
Income from discontinued operations	2,630	2,593	62,769	3,728

Net income	$30,582	$26,137	$102,239	$44,930

Earnings per share from continuing operations:
Basic	$1.14	$0.96	$1.61	$1.68
Diluted	$1.14	$0.96	$1.61	$1.68
Earnings per share from discontinued operations:
Basic	$0.11	$0.11	$2.57	$0.15
Diluted	$0.11	$0.11	$2.56	$0.15
Earnings per share:
Basic	$1.25	$1.07	$4.18	$1.83
Diluted	$1.25	$1.07	$4.17	$1.83
Shares used in per share calculation:
Basic	24,479	24,360	24,448	24,323
Diluted	24,512	24,509	24,527	24,522
Cash dividends declared per share	$0.465	$0.455	$0.930	$0.910

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
(in thousands)	2023	2022
Assets
Cash	$2,205	$957
Accounts receivable, net of allowance for credit losses of $2,600 in 2023 and $2,300 in 2022	191,676	169,937
Rental equipment, at cost:
Relocatable modular buildings	1,457,984	1,123,268
Electronic test equipment	390,832	398,267
	1,848,816	1,521,535
Less: accumulated depreciation	(553,166)	(531,218)
Rental equipment, net	1,295,650	990,317
Property, plant and equipment, net	146,624	138,713
Prepaid expenses and other assets	81,967	69,837
Intangible assets, net	65,607	35,431
Goodwill	325,354	106,403
Assets of discontinued operations	—	196,249
Total assets	$2,109,083	$1,707,844
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$672,631	$413,742
Accounts payable and accrued liabilities	219,611	151,208
Deferred income	106,523	82,417
Deferred income taxes, net	229,749	203,361
Liabilities of discontinued operations	—	53,171
Total liabilities	1,228,514	903,899
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,485 shares as of June 30, 2023 and 24,388 shares as of December 31, 2022	107,362	110,080
Retained earnings	773,260	693,943
Accumulated other comprehensive loss	(53)	(78)
Total shareholders’ equity	880,569	803,945
Total liabilities and shareholders’ equity	$2,109,083	$1,707,844

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net income	$102,239	$44,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,958	55,355
Deferred income taxes	(39,486)	(5,815)
Provision for credit losses	1,400	49
Share-based compensation	3,382	3,412
Gain on sale of discontinued operations	(61,513)	—
Gain on sale of used rental equipment	(14,250)	(16,093)
Foreign currency exchange (gain) loss	(208)	168
Amortization of debt issuance costs	4	9
Change in:
Accounts receivable	(1,116)	(7,879)
Prepaid expenses and other assets	(8,504)	(10,855)
Accounts payable and accrued liabilities	25,255	(73)
Deferred income	9,290	18,835
Net cash provided by operating activities	71,451	82,043
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	268,012	—
Purchases of rental equipment	(128,088)	(94,820)
Purchases of property, plant and equipment	(11,229)	(6,594)
Cash paid for acquisition of businesses	(456,312)	—
Proceeds from sales of used rental equipment	27,410	31,830
Net cash used in investing activities	(300,207)	(69,584)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	258,885	15,000
Taxes paid related to net share settlement of stock awards	(6,100)	(6,128)
Payment of dividends	(22,782)	(22,083)
Net cash provided by (used in) financing activities	230,003	(13,211)
Effect of foreign currency exchange rate changes on cash	1	135
Net increase (decrease) in cash	1,248	(617)
Cash balance, beginning of period	957	1,491
Cash balance, end of period	$2,205	$874
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$16,802	$5,821
Net income taxes paid, during the period	$6,931	$17,078
Dividends accrued during the period, not yet paid	$11,937	$11,009
Rental equipment acquisitions, not yet paid	$7,612	$6,906

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2023
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$89,257	$28,583	$—	$—	$117,840
Rental related services	33,190	667	—	—	33,857
Rental operations	122,447	29,250	—	—	151,697
Sales	39,357	7,521	923	—	47,801
Other	2,458	1,074	—	—	3,532
Total revenues	164,262	37,845	923	—	203,030

Costs and Expenses
Direct costs of rental operations:
Depreciation	10,285	12,312	—	—	22,597
Rental related services	23,084	741	—	—	23,825
Other	25,082	5,478	—	—	30,560
Total direct costs of rental operations	58,451	18,531	—	—	76,982
Costs of sales	27,207	3,431	800	—	31,438
Total costs of revenues	85,658	21,962	800	—	108,420

Gross Profit (Loss)
Rental	53,890	10,793	—	—	64,683
Rental related services	10,106	(74)	—	—	10,032
Rental operations	63,996	10,719	—	—	74,715
Sales	12,150	4,090	123	—	16,363
Other	2,458	1,074	—	—	3,532
Total gross profit	78,604	15,883	123	—	94,610
Selling and administrative expenses	38,296	7,126	1,604	—	47,026
Income (loss) from operations	$40,308	$8,757	$(1,481)	$—	47,584
Interest expense					(9,945)
Foreign currency exchange loss					(18)
Provision for income taxes					(9,669)
Net income					$27,952

Other Information
Adjusted EBITDA [1]	$56,824	$21,538	$(1,394)	$—	$76,968
Average rental equipment [2]	$1,321,767	$393,891
Average monthly total yield [3]	2.25%	2.40%
Average utilization [4]	79.1%	58.2%
Average monthly rental rate [5]	2.84%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the quarter ended June 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended June 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$64,949	$29,718	$—	$15,957	$110,624
Rental related services	21,233	813	—	6,773	28,819
Rental operations	86,182	30,531	—	22,730	139,443
Sales	24,816	6,404	4,650	601	36,471
Other	379	406	—	332	1,117
Total revenues	111,377	37,341	4,650	23,663	177,031

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,749	12,333	—	3,982	24,064
Rental related services	15,116	664	—	5,073	20,853
Other	24,073	5,443	—	3,309	32,825
Total direct costs of rental operations	46,938	18,440	—	12,364	77,742
Costs of sales	14,760	2,765	3,509	418	21,452
Total costs of revenues	61,698	21,205	3,509	12,782	99,194

Gross Profit
Rental	33,127	11,942	—	8,666	53,735
Rental related services	6,117	149	—	1,700	7,966
Rental operations	39,244	12,091	—	10,366	61,701
Sales	10,056	3,639	1,141	183	15,019
Other	379	406	—	332	1,117
Total gross profit	49,679	16,136	1,141	10,881	77,837
Selling and administrative expenses	25,755	6,614	1,440	6,979	40,788
Income (loss) from operations	$23,924	$9,522	$(299)	$3,902	37,049
Interest expense					(3,001)
Foreign currency exchange loss					(181)
Provision for income taxes					(7,730)
Net income					$26,137

Other Information
Adjusted EBITDA [1]	$35,773	$22,128	$(230)	$8,620	$66,291
Average rental equipment [2]	$1,019,927	$382,068
Average monthly total yield [3]	2.12%	2.59%
Average utilization [4]	78.1%	64.5%
Average monthly rental rate [5]	2.72%	4.02%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the quarter ended June 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2023
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$170,370	$57,717	$—	$6,520	$228,087
Rental related services	59,442	1,547	—	2,584	60,989
Rental operations	229,812	59,264	—	9,104	289,076
Sales	56,962	12,635	1,864	269	71,461
Other	4,145	2,066	—	65	6,211
Total revenues	290,919	73,965	1,864	9,438	366,748

Costs and Expenses
Direct costs of rental operations:
Depreciation	19,729	24,701	—	1,325	44,430
Rental related services	41,691	1,402	—	2,020	43,093
Other	50,992	10,703	—	1,270	61,695
Total direct costs of rental operations	112,412	36,806	—	4,614	149,218
Costs of sales	38,281	5,656	1,616	159	45,553
Total costs of revenues	150,693	42,462	1,616	4,773	194,771

Gross Profit
Rental	99,649	22,313	—	3,926	121,962
Rental related services	17,751	145	—	564	17,896
Rental operations	117,400	22,458	—	4,490	139,858
Sales	18,681	6,979	248	110	25,908
Other	4,145	2,066	—	65	6,211
Total gross profit	140,226	31,503	248	4,665	171,977
Selling and administrative expenses	84,810	16,577	3,137	2,582	104,524
Income (loss) from operations	$55,416	$14,926	$(2,889)	$2,083	67,453
Interest expense					(17,783)
Foreign currency exchange loss					208
Provision for income taxes					(11,235)
Net income					$38,643

Other Information
Adjusted EBITDA [1]	$99,269	$42,173	$(2,724)	$3,682	$142,400
Average rental equipment [2]	$1,241,287	$395,049
Average monthly total yield [3]	2.29%	2.42%
Average utilization [4]	79.4%	58.7%
Average monthly rental rate [5]	2.88%	4.15%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the six months ended June 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Six months ended June 30, 2022
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated
Revenues
Rental	$126,487	$58,230	$—	$30,148	$214,865
Rental related services	39,594	1,484	—	12,058	53,136
Rental operations	166,081	59,714	—	42,206	268,001
Sales	35,191	10,331	5,567	1,258	52,347
Other	750	787	—	519	2,056
Total revenues	202,022	70,832	5,567	43,983	322,404

Costs and Expenses
Direct costs of rental operations:
Depreciation	15,582	24,362	—	7,994	47,938
Rental related services	28,296	1,244	—	9,456	38,996
Other	44,235	10,135	—	6,278	60,648
Total direct costs of rental operations	88,113	35,741	—	23,728	147,582
Costs of sales	21,089	4,265	4,222	920	30,496
Total costs of revenues	109,202	40,006	4,222	24,648	178,078

Gross Profit
Rental	66,670	23,733	—	15,876	106,279
Rental related services	11,298	240	—	2,602	14,140
Rental operations	77,968	23,973	—	18,478	120,419
Sales	14,102	6,066	1,345	338	21,851
Other	750	787	—	519	2,056
Total gross profit	92,820	30,826	1,345	19,335	144,326
Selling and administrative expenses	50,447	13,204	2,763	13,501	79,915
Income (loss) from operations	$42,373	$17,622	$(1,418)	$5,834	64,411
Interest expense					(5,821)
Foreign currency exchange loss					(168)
Provision for income taxes					(13,492)
Net income					$44,930

Other Information
Adjusted EBITDA [1]	$66,178	$42,781	$(1,276)	$15,327	$123,010
Average rental equipment [2]	$1,013,361	$374,364
Average monthly total yield [3]	2.08%	2.59%
Average utilization [4]	77.6%	64.6%
Average monthly rental rate [5]	2.68%	4.02%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the six months ended June 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, share-based compensation and transaction costs. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including share-based compensation and transaction costs, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges and transaction costs. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Income from continuing operations	$27,952	$23,544	$39,470	$41,202	$101,577	$89,756
Provision for income taxes from continuing operations	9,669	6,996	10,782	12,505	29,654	31,885
Interest expense	9,945	2,426	17,409	4,702	24,937	9,828
Depreciation and amortization	27,368	23,357	53,501	46,491	100,650	93,469
EBITDA	74,934	56,323	121,162	104,900	256,818	224,938
Share-based compensation	1,889	1,271	3,264	2,783	7,228	6,296
Transaction costs [3]	145	—	14,292	—	18,345	1,141
Adjusted EBITDA [1]	$76,968	$57,594	$138,718	$107,683	$282,391	$232,375
Adjusted EBITDA margin [2]	38%	38%	38%	39%	39%	40%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2023	2022	2023	2022	2023	2022
Adjusted EBITDA [1]	$76,968	$66,291	$142,400	$123,010	$308,256	$263,074
Interest paid	(8,985)	(3,684)	(16,802)	(5,821)	(25,756)	(12,160)
Income taxes paid, net of refunds received	(6,518)	(16,658)	(6,931)	(17,078)	(17,215)	(19,175)
Gain on sale of used rental equipment	(11,161)	(10,729)	(14,250)	(16,093)	(36,136)	(29,664)
Foreign currency exchange (gain) loss	18	181	(208)	168	2	321
Amortization of debt issuance costs	2	5	4	9	11	18
Change in certain assets and liabilities:
Accounts receivable, net	(16,669)	(15,765)	284	(7,830)	(22,410)	(26,420)
Prepaid expenses and other assets	(1,159)	(15,068)	(8,504)	(10,855)	(14,133)	(8,286)
Accounts payable and other liabilities	(2,828)	12,115	(33,832)	(2,302)	(22,935)	(8,362)
Deferred income	6,072	13,612	9,290	18,835	14,156	20,459
Net cash provided by operating activities	$35,740	$30,300	$71,451	$82,043	$183,840	$179,805

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the six months ended June 30, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks. Total Adjusted EBITDA attributed to discontinued operations for the six months ended June 30, 2023 and 2022, was $3,682 and $15,173, respectively.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.